UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 7, 2026

HIGHLANDS REIT, INC.
(Exact Name of Registrant as Specified in its Charter)

Maryland	000-55580	81-0862795
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 South Dearborn Street, 20th Floor Chicago, IL 60603
(Address of Principal Executive Offices, Including Zip Code)

312-583-7990
(Registrant’s Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act: None.

Title of each class	Trading Symbol	Name of each exchange on which registered
N/A	N/A	N/A

Securities registered pursuant to Section 12(g) of the Act: Common Stock
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

Estimated Value per Share

On May 7, 2026, the Board of Directors (the “Board”) of Highlands REIT, Inc. (the “Company”) met and approved an estimated value of our common stock equal to $0.29 per share on a fully diluted basis, as of March 31, 2026.

Methodology

The Board engaged Real Globe Advisors, LLC (“Real Globe”), an independent third-party real estate advisory firm, to estimate the per share value of our common stock on a fully diluted basis as of March 31, 2026. Real Globe has extensive experience estimating the fair values of commercial real estate. The report furnished to the Board and the audit committee of the Board (the “Audit Committee”) by Real Globe complies with the reporting requirements set forth under Standard Rule 2-2(a) of the Uniform Standards of Professional Appraisal Practice and is certified by a member of the Appraisal Institute with the MAI designation. The Real Globe report, dated as of May 4, 2026, reflects values as of March 31, 2026. Real Globe does not have any material direct or indirect interests in any transaction with us or in any currently proposed transaction to which we are a party, and there are no conflicts of interest between Real Globe, on one hand, and the Company or any of our directors, on the other.
To estimate our per share value, Real Globe utilized the “net asset value” or “NAV” method which is based on the fair value of real estate, and all other assets, less the fair value of total liabilities, and also included certain estimated corporate-level transaction costs that the Company would expect to incur in connection with a future potential liquidity event, further described below. The fair value estimate of our real estate assets is equal to the sum of its individual real estate values.
Generally, Real Globe estimated the value of the Company’s wholly owned real estate and real estate-related assets, using a discounted cash flow, or “DCF”, of projected net operating income, less capital expenditures, for the ten-year period ending March 31, 2036, and applying a market-supported discount rate and capitalization rate. In the unique instances that a discounted cash flow methodology was not deemed to be the most appropriate valuation methodology, including, but not limited to, the valuation of the land and the Company’s correctional facility asset, a sales comparison approach was primarily utilized. For all other assets, comprised of working capital (which includes cash and other current assets net of current liabilities), fair value was determined separately. Real Globe also estimated the fair value of the Company’s long-term debt obligations by comparing market interest rates to the contract rates on the Company’s long-term debt and discounting to present value the difference in future payments.
The estimate of certain corporate-level transaction costs was provided to Real Globe by the Company. Given that the Company’s strategy involves a potential future liquidity option for current stockholders, management and the Board determined that the deduction of certain estimated corporate-level transaction costs in connection therewith was appropriate in determining its new estimated per share value. However, there are no assurances that such costs will be incurred at the level estimated by the Company or at all. Given the nature and quality of the “non-core” assets in our portfolio as well as current market conditions as described further below, the Company cannot predict the timing or form of any future potential liquidity event. Additionally, our ability to execute on future liquidity events and the timing of any such event will be influenced by external and macroeconomic factors and market conditions, including, among others, interest rate movements, inflation, local, regional, national and global economic performance and real estate markets, government policy changes and competitive factors and we may be unable to execute such a transaction on terms we find attractive for our stockholders. As a result, the actual fees and expenses incurred by the Company in connection with the execution of its strategy could differ materially from the amount provided to Real Globe.
Real Globe determined NAV in a manner consistent with the definition of fair value under U.S. generally accepted accounting principles (“GAAP”) set forth in FASB’s Topic ASC 820. Other than the deduction of certain estimated corporate-level transaction costs that the Company would expect to incur in connection with a future potential liquidity event, the net asset valuation performed by Real Globe complies with the Investment Program Association Practice Guideline 2013-01 “Valuation of Publicly Registered Non-Listed REITS”, dated April 29, 2013.
Generally, net asset value per share was estimated by subtracting the fair value of our total liabilities from the fair value of our total assets and dividing the result by the number of common shares outstanding on a fully diluted basis as of March 31, 2026. Real Globe then applied a discount rate and terminal capitalization rate sensitivity analysis by adding and subtracting 50 basis points to the terminal capitalization rate and discount rate for assets where the concluded value was solely derived based on the discounted cash flow methodology, resulting in a value range equal to $0.34 - $0.42 per share on a fully diluted basis. The mid-point in that range was $0.38 per share. For reporting purposes, all per share numbers are rounded to the nearest cent.
The terminal capitalization rate and discount rate have a significant impact on the estimated value under the net asset value method. The following chart presents the impact of changes to our share price based on variations in the terminal capitalization and discount rates within the range of values determined by Real Globe.

Range of Value and Rates (Not Including Certain Estimated Corporate-Level Transaction Costs)
	Low	Midpoint	High
Share Price	$0.34	$0.38	$0.42
Terminal Capitalization Rate	7.06%	6.56%	6.06%
Discount Rate	7.93%	7.43%	6.93%
In order to estimate the final range of value, Real Globe deducted the $0.05 of certain estimated corporate-level transaction costs that were provided by the Company from the range of value above. The following chart presents the resulting final range of values, net of certain estimated corporate-level transaction costs that the Company would expect to incur in connection with a future potential liquidity event.

Final Range of Value
Per Share

Low	$0.29
Midpoint	$0.33
High.	$0.37
On May 7, 2026, the Audit Committee met to review and discuss Real Globe’s report. Following this review, and considering management’s support of Real Globe’s analysis, the Audit Committee unanimously adopted a resolution accepting the Real Globe analysis. The Audit Committee also unanimously adopted a resolution recommending an estimate of per share value as of March 31, 2026 equal to $0.29 per share on a fully diluted basis.
At a full meeting of our Board held on May 7, 2026, the Audit Committee made a recommendation to the Board that the Board adopt and the Company publish an estimate of per share value as of March 31, 2026 equal to $0.29 per share on a fully diluted basis. The Board unanimously adopted this recommendation of estimated per share value, which falls within the range of per share net asset values for the Company’s common stock that Real Globe provided in its report. In establishing the estimated per share value below the midpoint of the range, the Audit Committee and Board considered many factors, including difficulties the Company has encountered in transacting on its assets, unfavorable market conditions and trends affecting the Company’s Denver multifamily portfolio, significant leasing risk associated with certain assets in the portfolio, difficulties the Company has had in liquidating its assets, and the lack of sufficient comparable sales for certain of the Company’s assets.
The following table summarizes the individual components of the Company’s estimate of per share value, rounded:

Per Share

Real Properties (1)	$0.49
Working Capital.	$0.02
Total Fair Value of Assets	$0.51
Fair Value of Debt (2)	$(0.17)
Estimated Net Asset Value (Before Certain Estimated Corporate-Level Transaction Costs)	$0.34
Certain Estimated Corporate-Level Transaction Costs	$(0.05)
Company Estimated Net Asset Value (After Certain Estimated Corporate-Level Transaction Costs)	$0.29

(1)    The Company’s value of the Real Properties reflects a selection below the midpoint of the value range reflected in Real Globe’s report.
The key assumptions (shown on a weighted average basis) that were used by Real Globe for those properties evaluated by a discounted cash flow analysis to estimate the midpoint value of the Real Properties component, or $0.38 per share, are set forth in the following table. These weighted averages exclude assets that have concluded values that are not solely based on future cash flow projections, such as land and the correctional facility.

	Multi-Tenant Flex Office	Multi-Tenant Retail	Multifamily

Terminal capitalization rate	7.50%	8.47%	5.57%
Discount rate	8.75%	9.48%	6.36%
Annual holding period	10 years	10 years	10 or 15 years

(2)    The fair value of our debt instruments was estimated by Real Globe using discounted cash flow models, which assume a weighted average effective interest rate of 6.00% per annum for those loans adjusted to fair value to estimate the midpoint of the value. We believe that this assumption reflects the terms currently available on similar borrowing terms to borrowers with credit profiles similar to ours.

We believe that the NAV method used to estimate the per share value of our common stock is the methodology most commonly used by non-listed REITs to estimate per share value. We believe that the assumptions described herein to estimate value are within the ranges used by market participants buying and selling similar properties. The estimated value adopted by the Board, including the deduction of certain estimated corporate-level transaction costs, may not, however, represent the fair value as determined in accordance with GAAP of the Company’s assets less its liabilities or current market values. Real properties are currently carried at their amortized cost basis in the Company’s financial statements. The estimated value of our real estate assets reflected above does not necessarily represent the value we would receive or accept if the assets were marketed for sale. The market for commercial real estate can fluctuate and values are expected to change in the future. Further, the estimated per share value of the Company’s common stock does not reflect a liquidity discount for the fact that the shares are not currently traded on a national securities exchange, a discount for the non-transferrable nature of or prepayment obligations associated with certain of the Company’s loans and other costs that may be incurred.
As noted above, our estimated per share value does not reflect “enterprise value” which may include an adjustment for:
•the size of our portfolio given that some buyers may be willing to pay more or less for a portfolio than they are willing to pay for each property in the portfolio separately;
•any other intangible value associated with a going concern; or
•the possibility that our shares could trade at a premium or a discount to net asset value if we listed our shares on a national securities exchange.
Our estimated per share value as of December 31, 2017, 2018, 2019, and 2020, and December 15, 2021, 2022, 2023 and 2024, was equal to $0.33, $0.35, $0.36, $0.28, $0.29, $0.28, $0.32 and $0.31 per share, respectively, on a fully diluted basis. The following table compares the individual components of estimated value, rounded, as of December 31, 2017, 2018, 2019, and 2020, December 15, 2021, 2022, 2023, and 2024, and March 31, 2026, respectively:

	12/31/2017 Per Share	12/31/2018 Per Share	12/31/2019 Per Share	12/31/2020 Per Share	12/15/2021 Per Share	12/15/2022 Per Share	12/15/2023 Per Share	12/15/2024 Per Share	03/31/2026 Per Share

Real Properties	$0.36	$0.34	$0.41	$0.36	$0.38	$0.37	$0.51	$0.49	$0.49
Working Capital	$0.05	$0.08	$0.08	$0.05	$0.01	$0.02	$0.03	$0.04	$0.02
Total Fair Value of Assets	$0.41	$0.42	$0.49	$0.41	$0.39	$0.39	$0.54	$0.53	$0.51
Fair Value of Debt	$(0.06)	$(0.04)	$(0.10)	$(0.10)	$(0.07)	$(0.07)	$(0.17)	$(0.17)	$(0.17)
Estimated Net Asset Value (Before Certain Estimated Corporate-Level Transaction Costs)	$0.35	$0.38	$0.39	$0.31	$0.32	$0.32	$0.37	$0.36	$0.34
Certain Estimated Corporate-Level Transaction Costs	$(0.02)	$(0.03)	$(0.03)	$(0.03)	$(0.03)	$(0.04)	$(0.05)	$(0.05)	$(0.05)
Company Estimated Net Asset Value (After Certain Estimated Corporate-Level Transaction Costs)	$0.33	$0.35	$0.36	$0.28	$0.29	$0.28	$0.32	$0.31	$0.29
The number of shares outstanding and used in the calculation, on a fully diluted basis as of March 31, 2026, was 722,202,902.

Limitations of the Estimated Value per Share

We are providing this estimated value per share to assist broker dealers in meeting their customer account statement reporting obligations.
As with any methodology used to estimate value, the methodology employed by Real Globe and the recommendations made by the Company were based upon a number of estimates and assumptions that may not be accurate or complete. Further, different parties using different assumptions and estimates could derive a different estimated value per share, which could be significantly different from our estimated value per share. The estimated per share value does not represent (i) the amount at which our shares would trade at a national securities exchange, (ii) the amount a stockholder would obtain if he or she tried to sell his or her shares (iii) the amount per share that stockholders would receive in a sale of the entire Company in a single transaction or (iv) the amount stockholders would receive if we liquidated our assets and distributed the proceeds after paying all of our expenses and liabilities. Accordingly, with respect to the estimated value per share, we can give no assurance that:
•a stockholder would be able to resell his or her shares at this estimated value;
•a stockholder would ultimately realize distributions per share equal to our estimated value per share upon liquidation of our assets and settlement of our liabilities or a sale of the Company;
•our shares would trade at a price equal to or greater than the estimated value per share if we listed them on a national securities exchange;
•the certain estimated corporate-level transaction costs that the Company would expect to incur in connection with a future potential liquidity event reflected in our estimated value will be incurred at the level estimated by the Company; or
•the methodology used to estimate our value per share would be acceptable to FINRA or that the estimated value per share will satisfy the applicable annual valuation requirements under the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) and the Internal Revenue Code of 1986, as amended (the “Code”), with respect to employee benefit plans subject to ERISA and other retirement plans or accounts subject to Section 4975 of the Code.
The estimated value per share was accepted by our Board on May 7, 2026, with an effective date of March 31, 2026, and reflects the fact that the estimate was calculated at a moment in time. The value of our shares will likely change over time and will be influenced by changes to the value of our individual assets as well as changes and developments in the real estate and capital markets. We currently anticipate publishing a new estimated share value within approximately one year. Nevertheless, stockholders should not rely on the estimated value per share in making a decision to buy or sell shares of our common stock.

Forward-Looking Statements

This Current Report on Form 8-K contains “forward-looking statements,” which are not historical facts, within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements (including, without limitation, statements concerning the estimated per share NAV and assumptions made in determining the estimated per share NAV) are not historical facts, but rather are predictions and generally can be identified by use of statements that include phrases such as “believe,” “expect,” “estimate,” “will,” “likely” or other words or phrases of similar import. Similarly, statements that describe or contain information related to matters such as the Company’s intent, belief or expectation with respect to its financial performance, investment strategy and portfolio, cash flows, growth prospects and distribution rates and amounts are forward-looking statements. These forward-looking statements often reflect a number of assumptions and involve known and unknown risks, uncertainties and other factors that could cause the Company’s actual results to differ materially from those currently anticipated in these forward-looking statements. In light of these risks and uncertainties, the forward-looking events might or might not occur, which may affect the accuracy of forward-looking statements and cause the actual results of the Company to be materially different from any future results expressed or implied by such forward-looking statements. Actual results may differ materially from these forward-looking statements due to a variety of risks, uncertainties and other factors, including but not limited to the factors listed and described under “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025, and any subsequently filed Quarterly Reports on Form 10-Q, and other risks discussed in the Company’s filings with the SEC, which filings are available from the SEC. We caution you not to place undue reliance on any forward-looking statements, which are made as of the date of this Current Report on Form 8-K. We undertake no obligation to update publicly any of these forward-looking statements to reflect actual results, new information or future events, changes in assumptions or changes in other factors affecting forward-looking statements, except to the extent required by applicable laws. If we update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Highlands REIT, Inc.

Date: May 12, 2026            By:     /s/ Robert J. Lange
Name:     Robert J. Lange
Title:    President and Chief Executive Officer
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